                  Baxter International Inc. and Subsidiaries

     Exhibit 11.1 - Computation of Primary Earnings per Common Share

----------------------------------------------------------------------------------------------
(Unaudited - in millions,                   Three months ended         Nine months ended
except per share data)                           September 30,             September 30,
                                             1995         1994         1995         1994


Net income available for common stock        $163         $149         $473         $424
----------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------

Shares
 Weighted average number of common
  shares outstanding                          275          283          278          279
----------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------

Primary earnings per common share           $0.59        $0.53        $1.70        $1.52
----------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------
